UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2015

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi

(State or Other Jurisdiction of Incorporation)

01-12103	64-0709834
(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530
(Address of Principal Executive Offices)	(Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Results of Shareholder Vote

The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 22, 2015. There were 5,123,186 shares entitled to vote at the Annual Meeting. Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:

(a) Election of five directors to hold office for a term of one year:

	Approve	Disapprove	Abstain	Not Voted		Outstanding
Drew Allen	3,464,407.062	400,027.027	52,162.968	1,206,588.943	(1)	5,123,186.000
Rex E. Kelly	3,410,275.780	454,568.161	51,753.116	1,206,588.943	(1)	5,123,186.000
Dan Magruder	3,464,872.062	400,027.027	51,697.968	1,206,588.943	(1)	5,123,186.000
Jeffrey H. O’Keefe	3,465,316.914	399,527.027	51,753.116	1,206,588.943	(1)	5,123,186.000
Chevis C. Swetman	3,465,960.914	398,882.027	51,753.116	1,206,589.943	(2)	5,123,186.000

(1)	Includes 407,671 broker non-votes.
(2)	Includes 407,672 broker non-votes.

(b) Appointment of Porter Keadle Moore, LLC as the independent public accountants:

Approve	3,347,483.432
Disapprove	24,212.643
Abstain	952,571.982
Not Voted	798,917.943

Total Shares Outstanding	5,123,186.000

(c) Transaction of other business:

Approve	3,419,541.094
Disapprove	828,451.597
Abstain	76,273.366
Not Voted (1)	798,919.943

Total Shares Outstanding	5,123,186.000

(1)	Includes 2 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2015

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO